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Exhibit No. 7

Consent of Auditors

We consent to the use of our report dated November 27, 2002 on the consolidated balance sheets of The Toronto-Dominion Bank as at October 31, 2002 and 2001 and the consolidated statements of operations, changes in shareholders' equity and cash flows for the years then ended, in this Annual Report (Form 40-F).

January 24, 2003
Toronto, Canada	Ernst & Young LLP	PricewaterhouseCoopers LLP

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Exhibit No. 7
Consent of Auditors